State of Tennessee

Department of State
Corporate Filings
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243

CHARTER
(For-Profit Corporation)

For Office Use Only

The undersigned acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of Incorporation.

1. The name of the corporation is:
American Realty Funds Corporation

[NOTE: Pursuant to Tennessee Code Annotated § 48-14-101(a)(1), each corporation name must contain the words *corporation, incorporated,* or *company* or the abbreviation *corp., inc.,* or *co.*]

2. The number of shares of stock the corporation is authorized to issue is: 100,100,000,000

3. The name and complete address of the corporation's initial registered agent and office located in the State of Tennessee is:
Incorp Services, Inc.
(Name)
216 Centerview Dr. Suite 317 | Brentwood | TN 37027
(Street Address) | (City) | (State/Zip Code)
Williamson County
(County)

4. List the name and complete address of each incorporator:
Joel I. Wilson — 4984 W Michigan Avenue, Saginaw, MI 48638
(Name) (Include: Street Address, City, State and Zip Code)
Michael A. Kazee — 4756 Birnbaum Dr., Bay City, MI 48706
(Name) (Street Address, City, State and Zip Code)
(Name) (Street Address, City, State and Zip Code)

5. The complete address of the corporation's principal office is:
501 S. Euclid Avenue | Bay City | MI / Bay County / 48706
(Street Address) | (City) | (State/County/Zip Code)

6. The corporation is for profit.

7. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time are:
Date 2, 22, Time 2010 (Not to exceed 90 days.)

8. Other provisions:
See Attached Bylaws

2-22-2010
Signature Date

[signature]
Incorporator's Signature

Joel I. Wilson
Incorporator's Name (typed or printed)

SS-4417 (Rev. 9/04) Filing Fee: $100 RDA 1678